Exhibit 10.1

Convertible Loan Agreement

of February 20, 2022

between

1.	Cormorant Private Healthcare Fund IV. L.P.

200 Clarendon St., 52nd Floor

Boston, MA 02116, USA

neb@cormorant-asset.com

(hereinafter “Lender ”)

and

2.	MoonLake Immunotherapeutics AG

Dorfstrasse 29

6300 Zug, Switzerland

m.bodenstedt@moonlaketx.com and j.santosdasilva@moonlaketx.com

(hereinafter the “Borrower”)

and

3.	Biotechnology Value Fund, L.P.

44 Montgomery Street, 40th Floor

San Francisco, CA 94104, USA

loy@bvflp.com and kratky@bvflp.com

(hereinafter “Existing Lender 1”)

4.	Biotechnology Value Fund II, L.P.

44 Montgomery Street, 40th Floor

San Francisco, CA 94104, USA

loy@bvflp.com and kratky@bvflp.com

(hereinafter “Existing Lender 2”)

5.	Biotechnology Value Trading Fund OS, L.P.

PO Box 309 Ugland House, Grand Cayman

KY1-1104, Cayman Islands

loy@bvflp.com and kratky@bvflp.com

(hereinafter “Existing Lender 3” and together with the Existing Lender 1 and the Existing Lender 2, the “Existing Lenders”)

and

Loan Agreement

6.	Helix Acquisition Corp.

c/o Cormorant Asset Management LP

200 Clarendon Street, 52nd Floor

Boston, MA 02116, USA

andy@cormorant-asset.com and neb@cormorant-asset.com

(hereinafter “Investor” or “Helix”)

(the Lender, the Borrower, the Existing Lenders and the Investor each a “Party” and collectively the “Parties”)

Loan Agreement

TAble of contents

Preamble		4
1.	Definitions	5
2.	Loan	5
3.	Interest	5
4.	Disbursement	5
5.	Purpose	5
6.	Term and Repayment	6
7.	Events of Default	6
8.	Security	7
9.	Representations and Warranties	7
10.	Covenants	7
11.	Status and Subordination	8
12.	Conversion	10
13.	Shareholder and OPtion holder Consent	11
14.	Roll-over	12
15.	Undertakings and Consents of Existing Lenders AND THE BORROWER	12
16.	Sale of Borrower Shares	13
17.	Miscellaneous	13
18.	Applicable law and jurisdiction	16
Annex 1: Definitions		19
Annex 2: Consent Declaration		22

Loan Agreement

Preamble

A.	The Borrower is organized in the form of a Swiss stock corporation (Aktiengesellschaft) registered with the commercial register of the Canton of Zug under the number CHE-433.093.536.

B.	The Borrower’s core business is the research, development, manufacturing and marketing of biotechnological, pharmaceutical and similar products in Switzerland and abroad.

C.	The Borrower has an issued statutory share capital in the nominal amount of CHF 104,172.40, divided into 1,040,724 fully paid-in registered shares with a nominal value of CHF 0.10 each, of which 361,528 are common shares (Stammaktien) and 680,196 are series A preferred shares (Vorzugsaktien Kategorie A) (such shares, together with any shares of the Borrower issued after the date of this Agreement, the “Shares”). The Borrower also has conditional share capital to support issuances under the employee equity incentive plans allowing an increase of the nominal share capital by a maximum amount of CHF 2,847.20 by issuing a maximum of 28,472 registered common shares; in addition and also to support issuances under the employee equity incentive plans the Borrower holds 22,756 treasury shares (common shares (Stammaktien)).

D.	On October 4, 2021, the Borrower entered into a business combination agreement with the Investor and the shareholders of the Borrower (the “Business Combination Agreement”); a subscription agreement with the Investor, an investment agreement with the Investor and the shareholders of the Borrower and certain other agreements in connection therewith (the “Transaction”).

E.	On October 15, 2021, the Borrower has entered into a loan agreement with the Existing Lenders, which was amended on January 18, 2022 and February 15, 2022, under which the Existing Lenders have granted the Borrower subordinated loans in an aggregate amount of USD 15,000,000 (the “Existing Loan Agreement”).

F.	The Lender has committed to participate in the Investor underwritten PIPE financing in connection with the Transaction (the “Lender PIPE Commitment”), conditioned on the Transaction Closing, for an investment amount of USD 27,500,000.

G.	The Borrower currently requires bridge financing in order to finance its business operations until the contemplated closing of the Transaction.

Loan Agreement

Now, therefore, the Parties agree as follows:

1.	Definitions

Capitalized terms used in this Agreement shall have the meaning as set forth in Annex 1.

2.	Loan

Subject to the receipt by the Lender of the duly executed consents of all existing shareholders of the Borrower (the "Shareholders") and all existing holders of options to acquire shares of the Borrower (the "Option Holders") to this Agreement (as set out in further detail in Section 13 and in the form of Annex 2) and to the other terms of this Agreement, the Lender hereby grants to the Borrower a loan (the “Loan”) in the nominal amount of USD 15,000,000.

3.	Interest

The Loan shall be interest-free.

4.	Disbursement

Disbursement of the Loan by the Lender shall be effected in one tranche as follows:

●	the aggregate amount of USD 15,000,000, two business days following the delivery of the PDF copies of the consent declarations (duly executed by wet ink signatures) of all Shareholders and all Option Holders as further described in Section 13, to the Lender.

The Lender shall disburse the Loan to the bank account of the Borrower as notified to the Lender for such purposes, free of any costs or charges.

5.	Purpose

The Loan may be used for the financing of general corporate purposes of the Borrower, including product and technology development, operations, sales and marketing, management expenses, and salaries.

Unless repaid in whole, the Loan shall not be used for the full or partial repayment of the outstanding amount under the Existing Loan Agreement, any other existing Financial Indebtedness of the Borrower and/or any future loan agreement to be entered into by the Borrower with the Existing Lenders and/or any third party.

Loan Agreement

6.	Term and Repayment

The Loan is granted for a fixed period of time until the earlier of (i) as soon as practicable after the Transaction Closing, but no later than two (2) business days, and (ii) June 30, 2022 (the “Maturity Date”).

The Loan may be repaid in whole or in part by the Borrower at any time prior to the Maturity Date.

If the Transaction Closing occurs before the Maturity Date and if the Lender chooses to pursue the Roll-Over, the Roll-Over of the Loan as described and defined in Section 13 shall be effected and upon the completion of the Roll-Over, the Loan shall continue thereafter between the Investor (as new lender/assignee) and the Borrower and the obligations of the Borrower shall continue vis-à-vis the Investor, and the Lender will no longer be a Party to this Agreement and be due any obligations hereunder.

7.	Events of Default

On and at any time after the occurrence of any of the events listed hereafter (an “Event of Default”), but subject to any suspensive effect resulting from the subordination pursuant to Section 11, the Lender may (but is not obliged), by notice to the Borrower, declare that all or part of the Loan become due and payable within 30 calendar days of receipt of such notice by the Borrower:

a)	Illiquidity: the Borrower is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

b)	Insolvency: the Borrower is declared bankrupt by a court, applies for bankruptcy (Konkurs) or reorganization (Nachlassstundung), or has a resolution passed for its winding-up, a creditor files a petition for bankruptcy (Fortsetzungsbegehren) or any similar event or such event is immediately threatened;

c)	Breach of Representations and Warranties: any representation or warranty set forth in Section 8 proves to have been inaccurate or misleading in any material respect;

d)	Breach of Covenant: the Borrower breaches any of the covenants set forth in Section 10 and the consequences of such breach are not fully cured within 30 calendar days from the date of receipt of a respective notice by the Borrower from the Lender; or

e)	Change of Control: the Borrower consummates a Change of Control at any time while the Loan remains outstanding.

Loan Agreement

8.	Security

The Loan shall not be secured.

9.	Representations and Warranties

The Borrower, as per the date of this Agreement, hereby represents and warrants to the Lender as follows:

a)	the Borrower is a company duly incorporated and validly existing under the laws of Switzerland, and has full power, authority and legal right to own its assets, to carry on its business as it is being conducted and to enter into and perform its obligations under this Agreement;

b)	the execution, delivery and performance by the Borrower of this Agreement (i) have been duly authorized by all necessary corporate decisions and other measures, (ii) require no governmental or regulatory action, authorization or approval, (iii) do not and will not violate or conflict with the provisions of the articles of incorporation or by-laws of the Borrower and (iv) do not and will not result in a breach of or constitute a default under any agreement or obligation applicable to the Borrower or by which the Borrower is bound;

c)	the obligations of the Borrower under this Agreement constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms; and

d)	no Event of Default has occurred.

10.	Covenants

The Borrower hereby covenants and agrees vis-à-vis the Lender, that it:

a)	unless repaid in whole, shall not use the Loan for the full or partial repayment of the outstanding amount under the Existing Loan Agreement and/or any other existing or future Financial Indebtedness of the Borrower and/or any future loan agreement to be entered into by the Borrower with the Existing Lenders and/or any third party;

Loan Agreement

b)	shall not grant, create or permit to subsist any security interest, including personal securities (Personalsicherheiten) such as a surety and guarantee, over any of its present or future assets or revenues, except for security interests arising by operation of law or in the ordinary course of business;

c)	shall not request the distribution of dividends or other distributions to shareholders (it being understood that the power to set or not set the dividends lies inalienably with the general meeting of the shareholders); and

d)	shall comply with all material laws and regulations applicable to the Borrower in all material respects.

11.	Status and Subordination

Subject to the terms in this Section 11, the claims of the Lender against the Borrower under the Loan shall rank senior to other existing or future unsecured subordinated obligations of the Borrower (incl. the Existing Loans).

The Lender hereby irrevocably and unconditionally declares to the Borrower that its claims with respect to the Loan owed now or in the future (the “Relevant Subordinated Claims”), shall be and are hereby subordinated to all current and future claims of creditors of the Borrower.

During such term the Relevant Subordinated Claims shall be deferred (gestundet), the Relevant Subordinated Claims may not be fully or partially be repaid, set-off (but for a set-off in connection with a capital increase by means by set-off to achieve a Conversion or another debt-to-equity swap (in German: Verrechnungsliberierung)), novated or otherwise be fulfilled and no security interest may be created in relation to the Relevant Subordinated Claims. The Relevant Subordinated Claims shall be listed separately in the financial statements of the Borrower. If the Borrower is declared bankrupt by a court or if the Borrower makes a general assignment, arrangement or composition with or for the benefit of its creditors, the Lender herewith waive its Relevant Subordinated Claims to the extent required to cover from the liquidation proceeds the claims of the other creditors and the claims arising in connection with the liquidation procedure.

In the case of bankruptcy or debt restructuring liquidation of the Lender, the Borrower is permitted to offset the Relevant Subordinated Claims of such Lender with the Borrower’s claims against it.

The Lender acknowledges and agrees that nothing in this Agreement shall be construed as to restrict the board of directors of the Borrower to notify the competent courts in case of an equity shortfall in the sense of Article 725 para. 2 CO.

Loan Agreement

The subordination pursuant to this Agreement shall automatically be terminated if any of the following events occur:

a)	a Conversion is conducted, regardless of an equity shortfall in the sense of Article 725 para. 2 CO;

b)	the Transaction Closing occurs and the Borrower declares in writing (PDF copies of such declaration, duly executed with wet ink signatures, being sufficient) that after such Transaction Closing, the Borrower is not over indebted pursuant to Art. 725 para 2 CO and has a positive net equity;

c)	the Borrower declares in writing (PDF copy of such declaration, duly executed with wet ink signatures, being sufficient) that the subordination be cancelled (aufheben), provided, however, that such cancellation shall only be effective and binding upon the Parties, if financial statements of the Borrower which (i) are current and reflect the financial conditions of the Borrower in all material aspects as of the date of the cancellation of the subordination and (ii) audited in accordance with the then current Swiss Audit Standards (Schweizer Prüfungsstandards) show that all liabilities of the Borrower (including the amounts owed by the Borrower under the Relevant Subordinated Claims and all other subordinated liabilities, if any) are sufficiently covered by assets (in case the Borrower is subject to a full audit (ordentliche Revision), a summarizing audit report from the auditor without a qualification in the sense of Article 725 para. 2 CO suffices to satisfy this requirement);

d)	the Lender irrevocably waives any and all Relevant Subordinated Claims; or

e)	the Borrower declares in writing (PDF copies of such declaration, duly executed with wet ink signatures, being sufficient) that another creditor of comparable solvency (in German: Bonität) agrees to a subordination of its claims against the Borrower of least the same amount as the Relevant Subordinated Claims to be released and at the same conditions as applicable to the Relevant Subordinated Claims and as set forth in this Agreement.

The subordination pursuant to this Agreement has been approved by the board of directors of the Borrower having given due consideration to the creditworthiness of the Lender. The Lender confirms that sufficient net wealth is at its disposal to absorb a possible or complete loss of the Relevant Subordinated Claims.

Loan Agreement

12.	Conversion

12.1	Voluntary Conversion

If the Business Combination Agreement is terminated pursuant to its Section 11.1 and if prior to the Maturity Date, an Equity Financing Round is consummated, the Lender is entitled to convert the Loan into Conversion Shares of the Borrower if the Borrower does not repay the Loan before the consummation of such Equity Financing Round (the "Voluntary Conversion"). For the avoidance of any doubt, the Voluntary Conversion shall be implemented at the same time and in connection with the Equity Financing Round triggering the Voluntary Conversion.

The number of Conversion Shares issuable upon the Voluntary Conversion shall be determined by dividing the Loan by the applicable Conversion Price.

12.2	Mandatory Conversion

If the Business Combination Agreement is terminated pursuant to its Section 11.1 and if the Loan has neither been repaid within 30 calendar days of the Maturity Date nor a Voluntary Conversion has taken place, the Loan shall be mandatorily converted into Conversion Shares of the Borrower (the "Mandatory Conversion" and the Voluntary Conversion, each a "Conversion").

The number of Conversion Shares issuable upon Mandatory Conversion shall be determined by dividing the Loan by the applicable Conversion Price.

12.3	Joint Provisions

The Lender hereby undertakes to take all such actions as may be reasonably necessary or appropriate in order to implement the applicable Conversion, in particular to subscribe for the respective number of Conversion Shares and to pay the relevant subscription price by setting off the relevant Loan.

Prior to the applicable Conversion being implemented pursuant to this Agreement and as a condition precedent to the obligations of the Borrower under this Section 12, the Lender undertakes to accede to the then current shareholders’ agreement in relation to the Borrower which may contain customary rights and obligations of shareholders, including, for the avoidance of doubt, rights of first refusal, purchase rights, drag-along rights, tag-along rights etc.

Loan Agreement

The Company undertakes and procures, to the extent legally permissible, that the rights of the Lender under this Section 12 are fully honored. The Borrower shall accept the Lender as new shareholder with voting rights and will not claim any restriction on transferability of shares on the grounds of the articles of association of the Borrower (Statuten). The Borrower undertakes to disclose to the Lender all information reasonably necessary to ensure that the Lender can ascertain in due course the proper calculation of the Conversion Price. To the extent required for the implementation of the applicable Conversion, the Borrower shall, in addition to its obligations under Section 13, use best efforts to procure that the Borrower’s Shareholders take all actions and give all consents required to allow for the Lender to become a shareholder according to the terms of this Agreement.

If the Borrower at any time or from time to time after the date of this Agreement effects a share split, subdivision or consolidation of Shares, the Conversion Price and/or other terms of the Conversion shall be adjusted so that the number of Conversion Shares will reflect such effects without detriment to the Lender.

13.	Shareholder and OPtion holder Consent

The Borrower shall obtain consent in respect of this Agreement from its Shareholders and Option Holders by way of soliciting separate consent declarations as set out in Annex 2 until February 28, 2022.

The Borrower shall obtain consent in respect of this Agreement by way of soliciting separate consent declarations as set out in Annex 2 from any person that will be offered to become a shareholder (the "Future Shareholders"), subject to applicable requirements or restrictions set forth in the Business Combination Agreement and/or the respective implementing agreements in relation to the Transaction, until the earlier of: (i) the Voluntary Conversion having been consummated, or (ii) the Mandatory Conversion having been consummated.

The Borrower shall deliver the PDF copies of the consent declarations (duly executed by wet ink signatures) of all the Shareholders and all the Option Holders to the Lender at the latest two business days before the planned disbursement of the Loan.

The Borrower shall deliver the PDF copies of the consent declarations (duly executed by wet ink signatures) of the Future Shareholders two business days before the offer to become a shareholder can be bindingly accepted by the Future Shareholder.

Loan Agreement

14.	Roll-over

As part of the closing of the Transaction, the Lender shall have the right to unilaterally assign and transfer this Agreement with any and all associated rights and claims thereunder (incl. the claim for full repayment of the Loan) to the Investor in (partial) satisfaction of the Lender PIPE Commitment (the "Roll-Over").

In case the Lender chooses to pursue the Roll-Over and to assign and transfer this Agreement (incl. the claim for full repayment of the Loan to the Investor) in (partial) satisfaction of the Lender PIPE Commitment:

(i)	the Investor undertakes to accept such assignment and transfer as (partial) satisfaction of the Lender PIPE Commitment; and

(ii)	the Borrower hereby consents to the assignment and transfer of this Agreement and hereby accepts Investor as the lender as from the relevant Roll-Over date and any reference in this Agreement to the “Lender” shall henceforth be construed accordingly.

In order to effect the Roll-Over, each of Lender, Borrower and Investor undertakes to execute and deliver any documents and or to perform any actions required or reasonably desirable to document and complete the Roll-Over in accordance with this Agreement and applicable law.

15.	Undertakings and Consents of Existing Lenders AND THE BORROWER

The Existing Lenders:

a)	herewith agree that the Loan ranks at any time senior to the Existing Loan Agreement;

b)	herewith approve the entry into this Agreement by the Borrower and the discharge of the obligations of the Borrower hereunder in accordance with the terms and conditions set forth herein;

c)	herewith consent to the right of the Lender to assign and transfer this Agreement (incl. the claim for full repayment of the Loan) to the Investor as provided for in Section 14 and confirm that if this Agreement (incl. the claim for full repayment of the Loan) is assigned and transferred to the Investor all requisite consents and approvals of this Section 15 shall also be given for the benefit of the Investor; and

Loan Agreement

d)	in order to achieve the Voluntary Conversion or Mandatory Conversion, as applicable, hereby irrevocably undertake to the Lender and to the Borrower to adopt and/or procure the adoption of the necessary resolutions of the shareholders of the Borrower to effect the conversion of the Loan in accordance with the terms of this Agreement and to waive any priority subscription rights (Vorwegzeichnungsrechte) and subscription rights (Bezugsrechte) to the extent necessary to allow for the full implementation of the Voluntary Conversion or the Mandatory Conversion, as applicable.

16.	Sale of Borrower Shares

If Business Combination Agreement is terminated pursuant to its Section 11.1 and if the shareholders of the Borrower decide to sell or are required under the then current shareholders’ agreement to sell all their respective Shares in the Borrower (the “Exit”), the Lender shall, upon request of the Company, sell, assign and transfer this Agreement with any and all associated rights and claims thereunder (incl. the claim for full repayment of the Loan) to the purchaser of such Shares for a consideration equal to the nominal value of the Loan. Each Party hereby consents in advance to such assignment and transfer.

In order to effect the Exit, each of Lender, Existing Lender, Borrower and Investor undertakes to execute and deliver any documents and or to perform any actions required or reasonably desirable to document and complete the assignment and transfer in connection with the Exit in line with this Agreement and applicable law.

17.	Miscellaneous

17.1	Nature of Parties’ Rights and Obligations

Except as specifically provided otherwise in this Agreement, the rights and obligations of the Parties hereunder shall be several (and not joint). Each of the Parties may exercise and enforce their rights hereunder individually in accordance with this Agreement, and the non-performance by a Party shall not relieve any other Party from performing its obligations under this Agreement, nor shall the non-defaulting Parties be liable for the non-performance by the defaulting Party.

The obligations of the Parties hereunder are contractual in nature and the Parties agree that they do not form, and this Agreement shall not be deemed to constitute, a simple partnership pursuant to Art. 530 et seq. CO.

The Loan does not form, and they shall not be deemed to constitute, a bond (Anleihensobligation) pursuant to Art. 3 lit. a no. 7 FinSA and/or Art. 1156 et seq. CO.

Loan Agreement

17.2	Confidentiality

Each of the Parties agrees to keep secret and confidential and not to use, disclose or divulge to any third party or to enable or cause any person to become aware of, any of the terms and conditions of this Agreement, and any information exchanged among the Parties in connection with the investment in the Borrower or pertaining to the business and the operation of the Borrower (all such information collectively “Confidential Information”). The Parties shall ensure that their employees, directors and any other representatives as well as the advisors of each Party to whom any such Confidential Information is entrusted comply with these restrictions.

The term Confidential Information shall not include any information (i) which as of the time of its disclosure by a Party was already lawfully in the possession of the receiving Party as evidenced by written records, or (ii) which at the time of the disclosure was in the public domain, or (iii) the disclosure of which was previously explicitly authorized by the respective Party.

The non-disclosure obligation shall not apply to any disclosure of Confidential Information required by law or regulations. In the event a disclosure of Confidential Information is required by law or regulations (including, without limitation, for tax, audit or regulatory purposes), the disclosing Party shall use all reasonable efforts to arrange for the confidential treatment of the materials and information so disclosed.

Each Party may use any Confidential Information in accordance with this Agreement. But, subject to the terms hereof, each Party acknowledges and agrees that any Confidential Information made available to it (including to any representative or advisor of such Party) by the Borrower or any other Party (including their representatives or advisors) hereunder shall not be used by such Party other than (i) as permitted under this Agreement, (ii) for the benefit of the Borrower, or (iii) for the respective Party’s assessment of the Borrower, and shall not be exploited by or for the benefit of such Party or any of its Affiliates or third party.

Loan Agreement

It is acknowledged and agreed that the Lender and the Existing Lenders may report regularly to its investors and/or any of its Affiliates on information pertaining to the Borrower and the funding under this Agreement, any direct or indirect equity investment made or to be made in the Borrower in accordance with its reporting obligations under its fund investment documents or to the extent required for legal, tax, audit or regulatory purposes.

Nothing herein shall restrict the Borrower from granting third parties customary due diligence access for purposes of financial, commercial, strategic or similar transactions (including for a subscription of Shares in the Borrower).

17.3	Successors and Assigns

This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective permitted successors and assigns, provided, however, that neither Party shall be entitled to assign or transfer any of the rights or obligations hereunder to any other party, but for the assignment and transfer of this Agreement from the Lender to the Investor, as provided for in Section 13 (Roll-Over) and any assignment and transfer of this Agreement from the Lender to a purchaser of all the Shares as provided for in Section 16 (Sale of Borrower Shares).

17.4	Costs and Expenses

Each Party shall bear its own costs and expenses arising out of or incurred, and any taxes and fees imposed on it, in connection with this Agreement and all transactions contemplated hereby.

17.5	Notices

All notices and other communications made or to be made under this Agreement shall be given in writing or electronic form and be delivered by post, courier or email to the addresses indicated on the cover sheet, unless otherwise notified by a Party.

For the purpose of meeting a period or deadline by the sender, a notice shall be deemed made when dispatched by the sender. For the purpose of triggering the start of a period or deadline for the recipient, a notice shall be deemed made or received when it arrives at the recipient.

Loan Agreement

17.6	Entire Agreement

This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes any agreement or understanding with respect to the subject matter hereof that may have been concluded between the Borrower, the Lender, the Investor and/or the Existing Lenders, as applicable, prior to the date of this Agreement.

17.7	Severability

If at any time any provision of this Agreement or any part thereof is or be-comes invalid or unenforceable, then neither the validity nor the enforceability of the remaining provisions or the remaining part of the provision shall in any way be affected or impaired thereby. The Parties agree to replace the invalid or unenforceable provision or part thereof by a valid or enforceable provision, which shall best reflect the Parties’ original intention and shall to the extent possible achieve the same economic result.

17.8	Amendments

The Parties acknowledge and agree that this Agreement may only be amended by an instrument signed by all Parties.

17.9	Disclaimer

The Lender hereby acknowledges that the Borrower is not subject to oversight by the Swiss Financial Market Supervisory Authority FINMA and the Loan is not protected by the deposit protection rules pursuant to Art. 37h et seq. SBA.

17.10	Form Requirements

This Agreement may be executed and amended in writing and be delivered by post, courier or email; the counterpart so executed and delivered shall be deemed to have been duly executed and validly delivered and be valid and effective for all purposes.

18.	Applicable law and jurisdiction

This Agreement shall in all respects be governed by and construed in accordance with Swiss law under the exclusion of its private international law provisions and international treaties.

Any dispute, controversy or claim arising out of, or in relation to, this con-tract, including the validity, invalidity, breach, or termination thereof, shall be subject to the exclusive jurisdiction of the courts of Zug, Canton of Zug, Switzerland.

[signature page to follow]

Loan Agreement

Lender

Cormorant Private Healthcare Fund IV, L.P.

Signature:	/s/ Bihua Chen
By:	Cormorant Private GP IV, LLC
By:	Bihua Chen, Managing Member

Existing Lender 1

Signature:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	Chief Executive Officer BVF I GP LLC, itself General Partner of Biotechnology Value Fund, L.P.

Existing Lender 2

Signature:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	Chief Executive Officer BVF II GP LLC, itself General Partner of Biotechnology Value Fund II, L.P.

Existing Lender 3

Signature:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President BVF Inc., General Partner of BVF Partners L.P., itself sole member of BVF Partners OS Ltd., itself GP of Biotechnology Value Trading Fund OS, L.P.

Loan Agreement

Borrower

MoonLake Immunotherapeutics AG

Signature:	/s/ Jorge Santos da Silva
Name:	Jorge Santos da Silva
Title:	Chief Executive Officer and Member of the Board

Signature:	/s/ Matthias Bodenstedt
Name:	Matthias Bodenstedt
Title:	Chief Financial Officer

Investor

Helix Acquisition Corp.

Signature:	/s/ Andrew Phillips
Name:	Andrew Phillips
Title:	Chief Financial Officer

Loan Agreement

Annex 1: Definitions

Affiliates

shall mean any individual, firm, corporation, partnership, association, limited liability company, trust or any other entity that:

a) directly or indirectly is controlled by or is under common control with a Party;

b) directly or indirectly controls a Party;

including, without limitation, any venture capital fund or registered investment company now or hereafter existing that is managed or advised by such Party or by the same advisor as such Party, provided, however, that the ultimate beneficial owner(s) of such Party remains at all times the ultimate beneficial owner(s) of the relevant individual, firm, corporation, partnership, association, limited liability company, trust or other entity.

Agreement	shall mean this loan agreement, including its Annexes and related documents, as amended from time to time.
Annex	shall mean an annex to this Agreement.
Borrower	shall have the meaning given on the cover page of this Agreement.
Business Combination Agreement	Shall have the meaning ascribed to in Preamble D.
Change of Control

shall mean:

a) the acquisition of more than 50% of the Borrower’s outstanding Shares by any person or entity in any transaction or series of related transactions (other than as a result of bona fide equity financing purposes (including, but not limited to the Transaction Closing)); or

b) a merger, spin-off or other type of restructuring in which the holders of the voting securities of the Borrower outstanding immediately prior to such transaction retain less than the majority of the total voting power represented by the voting securities of the Borrower or such surviving entity outstanding immediately after such transaction; or

c) a sale, lease, transfer, exclusive license or other conveyance of all or substantially all of the assets of the Borrower in an arms’ length transaction (other than to a wholly-owned subsidiary of the Borrower or to a parent Borrower).

Loan Agreement

CO	shall mean the Swiss Code of Obligations of 30 March 1911, as amended.
Confidential Information	shall have the meaning ascribed to it in Section 17.2.
Conversion	shall mean an Equity Financing Conversion or a Mandatory Conversion.
Conversion Price

shall mean:

a)       with respect to an Equity Financing Conversion, the price per Conversion Share equal to 80% of the subscription price paid by the investors in such Equity Financing Round;

b)       with respect to a Mandatory Conversion, the price per Conversion Share equal to 80% of the value obtained by dividing the Fair Market Value of the Borrower by the Borrower’s Fully Diluted Shares as of immediately prior to the Mandatory Conversion;

in each case less any applicable tax deductions.

If the issue price for the Conversion Shares in an Equity Financing Conversion is set in a currency other than the currency of the Loan, the Loan shall be converted into the currency of the issue price for the Conversion Shares at the official applicable exchange rate published by the Swiss National Bank (https://www.snb.ch/en/iabout/stat/statrep/id/current_interest_exchange_rates#t3) for the close of the business day of the day before the date of the subscription by the Lender.

Conversion Shares

shall mean:

a) in the case of an Equity Financing Conversion, shares of the most senior class of equity securities of the Borrower issued in the relevant Equity Financing Round, or at the election of the Lender, the most senior class of equity securities of the Borrower issued at such time;

b) in the case of a Mandatory Conversion, shares of the most senior class of equity securities of the Borrower issued at such time.

In case of fractions, the resulting number of shares shall be rounded down to the next full number and any remaining amount shall be deemed waived by the Lender, unless the Lender agrees to have the number of shares being rounded up and to compensate the difference in cash.

Equity Financing Conversion	shall mean a conversion of the Loan pursuant to Section 12.1.
Equity Financing Round	shall mean the next bona fide share capital increase during which new shares of the Borrower are issued against cash to existing or new investors, excluding (i) any share capital increases in connection with the issuance of shares under the share participation plan, the employee stock option plan or any similar benefit plans of the Borrower and (ii) any and all indebtedness that may be converted into Conversion Shares (such as the Loan).

Loan Agreement

Event of Default	shall have the meaning ascribed to it in Section 7.
Existing Lender(s)	shall have the meaning given on the cover page of this Agreement.
Existing Loan Agreement	shall have the meaning ascribed to it in Section E.
Exit	shall have the meaning ascribed to it in Section 16.
Fair Market Value	shall mean the fair market value agreed between the Lender and the Borrower, or if the Parties cannot agree, the fair market value determined by a mutually acceptable independent auditor. If such independent expert refuses or is not able to act or if the Parties cannot agree upon such independent expert, an experienced national or international accounting firm shall be appointed by the President of the Zurich Chamber of Commerce who shall determine the fair market value on the basis of a valuation of the Borrower using methods customarily used at that time to establish the value of businesses in that industry, excluding any control premium for obtaining a majority of the voting rights in the Borrower or any block premium. The fair market value as determined by the independent expert shall be binding and final on the Parties, unless based on calculation errors, in which case the fair market value as corrected by the independent expert shall be binding. The independent expert will have the role and powers of an arbitrator within the meaning of Art. 189 of the Swiss Code of Civil Procedure (CPC).
Financial Indebtedness	shall mean any indebtedness for or in respect of: a) moneys borrowed; and b) any amount raised pursuant to any note purchase facility or the issue of bonds, notes debentures or any similar instrument.
FinSA	shall mean the Swiss Financial Services Act of 15 June 2018, as amended.
Fully Diluted Shares	shall mean all issued shares of the Borrower together with all option or conversion rights of any kind (whether vested or not and including any authorized but unallocated rights) on an as-converted-basis.
Investor	shall have the meaning given on the cover page of this Agreement.
Helix	shall have the meaning given on the cover page of this Agreement.
Lender	shall have the meaning given on the cover page of this Agreement.
Lender PIPE Commitment	shall have the meaning ascribed to it in Section F.
Loan	shall have the meaning ascribed to it in Section 2.
Mandatory Conversion	shall mean a conversion of the Loan pursuant to Section 12.2.
Maturity Date	shall have the meaning ascribed to it in Section 6.
Party/Parties	shall have the meaning given on the cover page of this Agreement.
Preamble	shall mean the preamble of this Agreement.
Roll-Over	shall have the meaning ascribed to it in Section 14.
SBA	shall mean the Swiss Banking Act of 8 November 1934, as amended.
Section	shall mean a section of this Agreement.
Share(s)	shall have the meaning given in Section C of the Preamble.
Transaction	shall have the meaning given in Section D of the Preamble.
Transaction Closing	shall mean the closing of the Transaction.

Loan Agreement

Annex 2: Consent Declaration

To: Cormorant Private Healthcare Fund IV. L.P. (the "Lender")

_________________________

Place, date

RE: Shareholder / Option Holder Consent Declaration

Dear Madam or Sir:

I am a shareholder / holder of an option to acquire shares of MoonLake Immunotherapeutics AG, Dorfstrasse 29, 6300 Zug (the “Company”) and I have taken note of the convertible loan agreement you have entered into with the Company (the “Convertible Loan Agreement”) a copy of which was provided to me.

I hereby acknowledge and irrevocably approve and ratify the execution of the Convertible Loan Agreement and the discharge of the obligations of the Company thereunder.

Furthermore, in order to achieve the conversion, I hereby irrevocably undertake to you and to the Company (the undertaking to the Company being a real contract in favour of third parties in the sense of Art. 112 para 2 CO) to adopt and/or procure the adoption of the necessary resolutions of the shareholders of the Company to effect the conversion of the loan in accordance with the terms of the Convertible Loan Agreement and to waive any priority subscription rights (Vorwegzeichnungsrechte) and subscription rights (Bezugsrechte) to the extent necessary to allow for the full implementation of the Voluntary Conversion or the Mandatory Conversion (both as defined in the Convertible Loan Agreement).

This consent declaration shall in all respects be governed by and construed in accordance with Swiss law under the exclusion of its private international law provisions and international treaties.

Any dispute, controversy or claim arising out of, or in relation to, this consent declaration, including the validity, invalidity, breach, or termination thereof, shall be subject to the exclusive jurisdiction of the courts of Zug, Canton of Zug, Switzerland.

Sincerely yours,

Name of Shareholder/ Option Holder:

Signatures of Shareholder / Option Holder:

Name:
Title: